Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
EASTGROUP PROPERTIES, INC.
A Maryland Corporation

EASTGROUP PROPERTIES, INC.
AMENDED AND RESTATED BYLAWS
TABLE OF CONTENTS
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EASTGROUP PROPERTIES, INC.
AMENDED AND RESTATED BYLAWS
Effective May 28, 2021
ARTICLE I
OFFICES
Section 1.    PRINCIPAL OFFICE
The principal office of the Corporation shall be located at such place as the Board of Directors may designate.
Section 2.    ADDITIONAL OFFICES
The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1.    ANNUAL MEETING
The annual meeting of stockholders shall be held on the date and at the time as the Board of Directors designates. At each annual meeting, the stockholders shall elect members of the Board of Directors and transact any other business as may be properly brought before the meeting. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.
Section 2.    SPECIAL MEETING
At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the President, the Chief Executive Officer or the Chairman of the Board of Directors by vote of a majority of the Board of Directors at a meeting or in writing (addressed to the Secretary of the corporation) with or without a meeting. Special meetings of the stockholders shall also be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders making the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, upon such stockholders’ payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.
Section 3.    PLACE OF MEETINGS
Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

Section 4.    NOTICE
Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give notice in writing or by electronic transmission to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting. Such notice shall state the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by applicable law, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. A single notice to all shareholders who share an address shall be effective as to any shareholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within 60 days. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of the stockholders’ meetings, or is present at the meeting in person or by proxy.
Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by applicable law or the Charter to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.
Section 5.    ORGANIZATION AND CONDUCT
Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors, or in the absence of such appointment, an individual appointed by the chairman of the meeting, shall act as Secretary. In the event that the Secretary presides at a meeting of the shareholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.    QUORUM
Unless applicable law or the Charter provides otherwise, at a meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under applicable law or the Charter of the Corporation for the vote necessary for the adoption of any measure. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders that results in less than a quorum being present. Whether or not a quorum is present at any meeting of the stockholders, a majority of the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 7.    VOTING
A majority of all the votes cast in an election for a director at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director; provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which there are more candidates for director than there are board seats to be voted upon at such meeting. For purposes of this paragraph, a majority of all the votes cast in an election for directors means that the number of shares voted “for” a candidate for director must exceed the number of votes cast “against” or “withheld” with respect to that candidate. Votes “against” or “withheld” with respect to a candidate for director will count as votes cast with respect to that candidate, but “abstentions” and broker non-votes, if any, with respect to that candidate will not count as votes cast with respect to the candidate. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by applicable law or by the Charter of the Corporation. Unless otherwise provided in the Charter and other than Excess Stock of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
Section 8.    PROXIES
A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic transmission or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities. A proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.
Section 9.    LIST OF STOCKHOLDERS
At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.
Section 10.    VOTING OF STOCK BY CERTAIN HOLDERS
Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date of closing of the stock transfer books, the time after the record date of closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.
Section 11.    INSPECTORS
At all meetings of stockholders, unless the voting is conducted by an inspector, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by an inspector, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspector. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by an inspector. The stockholders at any meeting may choose an inspector to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector. No candidate for election as a director at a meeting shall serve as an inspector thereat.
Each report of an inspector shall be in writing and signed by him, her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 12.    NOMINATIONS AND STOCKHOLDER BUSINESS
(a)    Annual Meeting of Stockholders.
(1)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement or amendment thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (a) was a stockholder of record at the time of giving notice provided for in this Section 12 and at the time of the meeting, (b) is entitled to vote at the meeting, without qualification, and (c) who complied with the notice procedures set forth in this Section 12 as to such business or nomination; clause (iii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(2)    Without qualification, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(l) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation regardless of whether the stockholder’s proposal is intended to be included in the Corporation’s proxy materials or in the stockholder’s materials, and any other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(3)    To be in proper form, such stockholder’s notice (whether given pursuant to Section 12(a)(2) or Section 12(b)) shall set forth (a) as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business and any material interest of any Stockholder Associated Person (as defined below) in such business, individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, and (b) as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and record address (and current address, if different) of the stockholder and the Stockholder Associated Person, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned or owned of record by the stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and the number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation, and a general description of whether and the extent to which such stockholder or such Stockholder Associated Person has engaged in such activities with respect to shares of stock or other equity interests of any other company, and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice. For purposes of these Bylaws, “Stockholder Associated Person” shall mean, with respect to any stockholder, (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.
(4)    Notwithstanding anything in the second sentence of paragraph (a) (1) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in this Section 12 and at the time of the special meeting, (b) is entitled to vote at such meeting, and (c) complies with the notice procedures set forth in this Section 12 as to nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 12 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 12(d)) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(c)    General.
(1)    Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Charter or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.
(2)    For purposes of this Section 12, “public announcement” shall mean disclosure in (i) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(3)    Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12, provided, however, that any references in this Section 12 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1(a)(1)(iii) or Section 1(b) of this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(d)    Submission of Questionnaire, Representation and Agreement. Unless otherwise waived by the Secretary of the Corporation, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12(a)(2)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
Section 13.    INFORMAL ACTION BY STOCKHOLDERS
Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it. Meetings shall not be held by means of a conference telephone or other communications equipment.
ARTICLE III
DIRECTORS
Section 1.    GENERAL POWERS; QUALIFICATIONS
The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by applicable law or by the Charter or these Bylaws.
Section 2.    NUMBER AND TENURE
The Corporation shall have the number of directors provided in the Charter until changed as herein provided. Except as the Charter provides otherwise, a majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 15 nor less than the minimum number required by Maryland law, but the action may not affect the tenure of office of any director. Each director shall hold office for a term of one year and until his or her successor is elected and qualified, or until his or her resignation, removal (in accordance with the Charter), retirement or death.
Section 3.    REGULAR MEETINGS
After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with Section 6 of this Article III, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders’ meeting. Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

Section 4.    SPECIAL MEETINGS
Special meetings of the Board of Directors may be called at any time by or at the request of the Chairman of the Board, the President or by a majority of the directors then in office by vote at a meeting, or in writing with or without a meeting. The person or persons authorized to call special meetings of the Board of Directors may fix the date, time and place, either within or without the State of Maryland, as the date, time and place for holding any special meeting of the Board of Directors called by them. In the absence of such designation the meeting shall be held at such place as may be designated in the call of the meeting. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
Section 5.    VACANCY ON BOARD
The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
Section 6.    NOTICE
Except as provided in Section 3 of this Article III, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall be in writing or delivered by electronic transmission and shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to the director, left at the director’s residence or usual place of business, or sent by electronic mail, telegraph or facsimile transmission, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who waives such notice if the director, before or after the meeting, delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting. Any meeting of the Board of Directors, regular or special, may be adjourned from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.
Section 7.    QUORUM

A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.
Section 8.    VOTING
The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater or lesser proportion is required for such action by the Charter, these Bylaws or applicable law.
Section 9.    TELEPHONE MEETINGS
Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 10.    INFORMAL ACTION BY DIRECTORS
Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each director and such consent is filed in paper or electronic form with the minutes of proceedings of the Board of Directors.
Section 11.    COMPENSATION
Unless restricted by the Charter, the Board of Directors shall have the authority to fix the compensation of directors.
Section 12.    REMOVAL OF DIRECTORS
The stockholders may remove any director or the entire Board of Directors in the manner provided in the Charter of the Corporation.
Section 13.    RESIGNATION
Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time of receipt by the Chairman of the Board, the President or the Secretary or at such later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 14.    LOSS OF DEPOSIT

No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.
Section 15.    SURETY BONDS
Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 16.    RELIANCE
Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.
Section 17.    CERTAIN RIGHTS OF DIRECTORS
The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director, officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.
Section 18.    RATIFICATION
The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter and, if so ratified, shall have the same force and effect as if the action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders.
ARTICLE IV
COMMITTEES
Section 1.    NUMBER, TENURE AND QUALIFICATIONS
The Board of Directors may appoint from among its members all committees it deems advisable, including but not limited to an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, composed of one or more directors, to serve at the pleasure of the Board of Directors.
Section 2.    POWERS

The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.
Section 3.    RULES; MEETINGS
Unless the Board of Directors provides otherwise, each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of such committee shall provide. Committee meetings may be called by the chairman of the committee, if any, or any two committee members. Notice for such meetings as well as waiver of notice for such meetings of the committee shall be made as contemplated by Article III, Section 6 hereof. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.
Section 4.    TELEPHONE MEETINGS
Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 5.    INFORMAL ACTION BY COMMITTEES
Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and such consent is filled in paper or electronic form with the minutes of proceedings of such committee.
Section 6.    TENURE
Subject to Section 1 of this Article IV, the Board of Directors shall have the exclusive power at any time, through the approval by the affirmative vote of a majority of a quorum of the Board of Directors, to appoint directors to fill vacancies in, change the membership of, or discharge any committee. Each member of a committee shall continue as a member thereof until the expiration of his or her term as a director, or his or her earlier death, resignation as a member of such committee or as a director, unless sooner removed as a member of such committee by a vote of a majority of the quorum of the Board of Directors or as a director in accordance with these Bylaws.

ARTICLE V
OFFICERS
Section 1.    GENERAL PROVISIONS
The officers of the Corporation shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The Chairman of the Board shall be a director, other officers need not be directors. Any two or more offices except president and vice president may be held by the same person.
Section 2.    ELECTION, TENURE AND REMOVAL OF OFFICERS
The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board or until his or her earlier resignation. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.
Section 3.    CHIEF EXECUTIVE OFFICER
The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.
Section 4.    CHIEF OPERATING OFFICER
The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.
Section 5.    CHIEF FINANCIAL OFFICER

The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.
Section 6.    CHAIRMAN OF THE BOARD
The Board of Directors may designate from among its members a Chairman of the Board as an executive or non-executive chairman. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors at which he or she shall be present, and the Chairman shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Chairman by the Board of Directors.
Section 7.    PRESIDENT
Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, authorized deeds, mortgages and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should the President be a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors.
Section 8.    VICE PRESIDENTS
The Vice Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.
Section 9.    SECRETARY
The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for that purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President.
Section 10.    TREASURER

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.
Section 11.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS
Each Assistant Treasurer and Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.
Section 12.    RESIGNATION
Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE VI
FINANCE
Section 1.    CONTRACTS
To the extent permitted by applicable law, and except as otherwise prescribed by the Charter of the Corporation or these Bylaws, the Board of Directors or any committee of the Board of Directors within the scope of its delegated authority may authorize any officer, employee or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors or such committee and executed by an authorized person.
Section 2.    CHECKS AND DRAFTS
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.
Section 3.    DEPOSITS
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, or any other officer delegated the authority by the Board of Directors may determine.
Section 4.    ANNUAL STATEMENT OF AFFAIRS
The President or Chief Financial Officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal office.
ARTICLE VII
STOCK
Section 1.    CERTIFICATES
Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under Maryland law, and this Section 1 of this Article VII shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of capital stock of any or all of the Corporation’s classes or series without certificates. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the Maryland General Corporation Law, as amended from time to time (“MGCL”) and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2.    TRANSFERS
The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of capital stock, and may appoint transfer agents and registrars thereof. The duties of the transfer agent and registrar may be combined.
Section 3.    LOST CERTIFICATE

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.
Section 4.    FIXING OF RECORD DATE
The Board of Directors may set, in advance, a record date for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor more than 90 days before the date on which the action requiring the determination will be taken and, in the case of a meeting of stockholders, the record date shall be at least ten days before the date of the meeting.
If no record date is fixed and the stock transfer books are not closed, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders is the later of: (i) the close of business on the day on which the notice of meeting is mailed, or (ii) the 30th day before the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted.
When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been made as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except when the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date fixed for the original meeting, in either of which case a new record date for such meeting may be determined as set forth herein.
Section 5.    STOCK LEDGER
The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.
Section 6.    FRACTIONAL STOCK; ISSUANCE OF UNITS

The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
Section 7.    CERTIFICATION OF BENEFICIAL OWNERS
The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section 7, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
Section 8.    MARYLAND CONTROL SHARE ACQUISITION ACT
Notwithstanding any other provision of the Charter or these Bylaws, the Maryland Control Share Acquisition Act, Sections 3-701 through 3-710 of the Maryland General Corporation Law (“MGCL”), shall not apply to any and all acquisitions by any person of shares of stock of the Corporation.
Section 9.    BUSINESS COMBINATIONS
By virtue of resolutions adopted by the Board of Directors prior to or at the time of adoption of this Section 9 of this Article VII, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any of its present or future stockholders, or any affiliates or associates of the Corporation or any present or future stockholder of the Corporation, or any other person or entity or group of persons or entities, is exempt from the provisions of Title 3, Subtitle 6 of the MGCL entitled “Special Voting Requirements,” including, but not limited to, the provisions of Section 3-602 of such Subtitle. The Board of Directors may not revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with a prior resolution of the Board of Directors that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any other person, whether identified specifically, generally or by type from the provisions of Title 3, Subtitle 6 of the MGCL without the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Corporation.

ARTICLE VIII
ACCOUNTING YEAR
The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DIVIDENDS
Section 1.    DECLARATION
Dividends upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of law and the Charter of the Corporation. Dividends may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.
Section 2.    CONTINGENCIES
Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
INVESTMENT POLICY
Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
Section 1.    SEAL
The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.    AFFIXING SEAL
Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word

“(seal)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
INDEMNIFICATION
Section 1.    PROCEDURE
Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification, or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met, and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.
Section 2.    EXCLUSIVITY, ETC.
The indemnification and advance of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under an insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.
Section 3.    SEVERABILITY; DEFINITIONS
The invalidity or unenforceability of any provision of this Article XII shall not affect the validity or enforceability of any other provision hereof. The phrase “this Bylaw” in this Article XII means this Article XII in its entirety.
ARTICLE XIII
WAIVER OF NOTICE
Whenever any notice is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a written waiver or a waiver by electronic transmission from the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice, unless specifically required by applicable law. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIV
SUNDRY PROVISIONS
Section 1.    BOOKS AND RECORDS
The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.
Section 2.    BONDS
The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.
Section 3.    VOTING UPON SHARES IN OTHER CORPORATIONS
Stock of other corporations, associations or trusts, registered in the name of the Corporation, may be voted by the President, a Vice President or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
Section 4.    MAIL
Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.
Section 5.    EXECUTION OF DOCUMENTS
A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.
ARTICLE XV
AMENDMENT OF BYLAWS
These Bylaws may be repealed, altered, amended or rescinded by vote of two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws; provided that Sections 8 and 9 of Article VII of these Bylaws and this sentence may not be altered, amended or repealed by the Board of Directors unless it shall also obtain the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Corporation at a meeting of stockholders duly called and at which a quorum is present. In addition, to the extent permitted by law, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast on the matter, pursuant to a binding proposal that is submitted to the stockholders for approval at a duly called annual meeting or special meeting of stockholders by a stockholder (that provides a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of Section 12 of Article II of these Bylaws (the “Notice of Bylaw Amendment Proposal”)) (i) that owned shares of common stock of the Corporation in the amount and for the duration of time specified in Rule 14a-8 under the Exchange Act on the date the Notice of Bylaw Amendment Proposal is delivered or mailed to and received by the Secretary of the Corporation in accordance with Section 12 of Article II of these Bylaws and (ii) that continuously owns such shares of common stock of the Corporation through the date of such annual meeting or special meeting of stockholders (and any postponement or adjournment thereof).